UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 7, 2013

VALASSIS COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

19975 Victor Parkway, Livonia, MI	48152
(Address of Principal Executive Offices)	(Zip Code)

(734) 591-3000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Robert A. Mason

On January 7, 2013, Valassis Communications, Inc. (“Valassis”) and Robert A. Mason, Valassis’ President, Chief Executive Officer and Director, entered into an amendment to his employment agreement (the “Mason Amendment”), providing for (i) an increase in his annual base salary from $600,000 to $700,000, (ii) an increase in his annual bonus opportunity from up to 100% to up to 150% of his annual base salary subject to the achievement of semi-annual and/or annual performance targets, and (iii) a change in one of the components of the amount that he is entitled to receive upon the occurrence of certain termination events to a lump-sum payment in an amount equal to Mr. Mason’s then current maximum annual bonus opportunity (which component previously consisted of an amount equal to his then current annual base salary), each commencing January 1, 2013.  This change to his termination benefits is consistent with the compensation arrangements afforded to Valassis’ other executive officers.  All other terms and conditions of Mr. Mason’s employment agreement remain in full force and effect.

The foregoing description of the Mason Amendment is summary in nature, and is qualified in its entirety by reference to the full text of the Mason Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Employment Agreement with Robert L. Recchia

On January 7, 2013, Valassis and Robert L. Recchia, Valassis’ Executive Vice President, Chief Financial Officer, Treasurer and Director, entered into an amendment to his employment agreement (the “Recchia Amendment”), providing for an increase in his annual bonus opportunity from up to 100% to up to 130% of his annual base salary subject to the achievement of semi-annual and/or annual performance targets, commencing January 1, 2013.  In addition, Valassis eliminated Mr. Recchia’s right to receive upon certain termination events a pro rata share of his semi-annual bonus opportunity for the six-month period in which his employment terminates (which was in addition to his right which remains in effect to receive an amount equal to his then current maximum annual bonus opportunity), which makes his severance arrangements consistent with those of Valassis’ other executive officers in this regard.  All other terms and conditions of Mr. Recchia’s employment agreement remain in full force and effect.

The foregoing description of the Recchia Amendment is summary in nature, and is qualified in its entirety by reference to the full text of the Recchia Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Amendment to Employment Agreement with Brian J. Husselbee

On January 7, 2013, Valassis and Brian J. Husselbee, the President and Chief Executive Officer of NCH Marketing Services, Inc., a wholly-owned subsidiary of Valassis, entered into an amendment to his employment agreement (the “Husselbee Amendment”), providing for an increase in his aggregate annual bonus opportunity from up to 100% to up to 130% of his annual base salary subject to the achievement of semi-annual and/or annual performance targets, commencing January 1, 2013.  All other terms and conditions of Mr. Husselbee’s employment agreement remain in full force and effect.

The foregoing description of the Husselbee Amendment is summary in nature, and is qualified in its entirety by reference to the full text of the Husselbee Amendment, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated as of January 7, 2013, between Valassis Communications, Inc. and Robert A. Mason

10.2	Amendment to Employment Agreement, dated as of January 7, 2013, between Valassis Communications, Inc. and Robert L. Recchia

10.3	Amendment to Employment Agreement, dated as of January 7, 2013, between Valassis Communications, Inc. and Brian J. Husselbee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/ Todd Wiseley
Date: January 11, 2013	Name:	Todd Wiseley
	Title:	General Counsel, Executive Vice President, Administration and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated as of January 7, 2013, between Valassis Communications, Inc. and Robert A. Mason

10.2	Amendment to Employment Agreement, dated as of January 7, 2013, between Valassis Communications, Inc. and Robert L. Recchia

10.3	Amendment to Employment Agreement, dated as of January 7, 2013, between Valassis Communications, Inc. and Brian J. Husselbee